2025 Second Quarter Financial Summary New York Mortgage Trust, Inc.

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; impairments and declines in the value of the collateral underlying our investments; changes in the benefits we anticipate from the acquisition of Constructive Loans, LLC ("Constructive"); our ability to effectively integrate Constructive into our Company and the risks associated with the ongoing operation thereof; our ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; our exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that we own or in which we invest. These and other risks, uncertainties and factors, including the risk factors and other information described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. Second quarter 2025 Financial Tables and related information can be viewed in the Company’s press release dated July 30, 2025 posted on the Company’s website at http://www.nymtrust.com under the “News” section. See Glossary and End Notes in the Appendix. 2

Table of Contents • Company Overview • Financial Summary • Market & Strategy Update • Quarterly Financial Information • Appendix 3

Company Overview 4

NYMT Overview New York Mortgage Trust, Inc. (NASDAQ: NYMT) is an internally-managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related residential assets. Our principal objective is to generate long- term stable earnings for distribution to our stockholders over changing economic conditions with a diversified investment portfolio. Our current investment portfolio includes credit sensitive single-family and multi-family assets, as well as other types of fixed-income investments such as Agency RMBS. 1. Represents outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock prices. See Glossary and End Notes in the Appendix. 5 Management Update To Our Stockholders "NYMT’s solid second quarter performance, with recurring earnings surpassing the dividend, demonstrates the effective execution of our long-term capital allocation strategy and strength of our liquidity position. The acquisition of Constructive represents a pivotal milestone for the Company, accelerating our expansion into residential business purpose lending. This strategic move will enhance our ability to meet the growing demand for non-agency credit and supports the continued evolution of a more diversified balance sheet designed to deliver greater value to our stockholders.” — Jason Serrano, Chief Executive Officer $1.5B in common stock dividends declared since June 2004 $8.6B Investment Portfolio $1.1B Total Market Capitalization (1) Focus on utilizing Market Leading Technology & Data Loan Servicing and Direct Property Management Expertise Leveraging a Strong Balance Sheet to Capture Opportunities and Drive Long-Term Value 44% 38% 18% Capital Allocation Single-Family Credit/Other Single-Family Agency Multi-Family

Key Developments

Financial Performance	• Loss per share (basic) of **$(0.04)** • Earnings Available for Distribution ("EAD") per share of **$0.22*** • Book value per share of **$9.11** (-2.77% change QoQ) • Adjusted Book Value per share of **$10.26*** (-1.63% change QoQ) • **(0.64)%** Quarterly Economic Return • **0.29%** Quarterly Economic Return on Adjusted Book Value*
Quarterly Highlights	• Total investment portfolio increased by **$339 million** (+4% change QoQ) • Total adjusted interest income of **$132.5 million*** (+8% change QoQ) • EAD per share increased **10%** from prior quarter*
Stockholder Value	• Declared second quarter common stock dividend of **$0.20** per share • Common stock dividend yield of **11.94%** (share price as of June 30, 2025) • Repurchased **231,200** shares of common stock at an accretive average repurchase price of **$6.50** per common share
Investing Activity	• Acquired **$798 million** of new single-family residential investments o Includes **$504 million** of Agency with **5.29%** average coupon o Includes **$280 million** of Residential Loans (**99%** BPL - Bridge/Rental)
Liquidity & Financing	• Company Recourse Leverage Ratio of **3.8x** • Portfolio Recourse Leverage Ratio of **3.6x** o Agency Portfolio Recourse Leverage Ratio of **8.6x** o Credit and Other Portfolio Recourse Leverage Ratio of **0.5x** • Excess liquidity capacity of **$416 million** o Available cash of **$156 million** o Additional financing of **$260 million** available for unencumbered/under-levered assets • Issued **175,495** shares of preferred stock through an at-the-market program at an average price of **$23.07** per share • Completed consent solicitation from holders of our senior unsecured notes due 2026 to increase recourse leverage limit from **4.0x** to **8.0x**
Subsequent Events	• Acquired remaining 50% ownership interest in Constructive Loans, LLC ("Constructive"), a leading originator of business purpose loans for residential real estate investors • Exited remaining multi-family joint venture equity positions • Issued **$90** million of **9.875%** senior unsecured notes due **2030** • Issued **$370** million rated performing and re-performing residential loan securitization with a **5.70%** effective cost

See Glossary and End Notes in the Appendix.

6

NYMT

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

7 2025 Key Economic Factors Continuing Themes See Glossary and End Notes in the Appendix. Federal Spending The “One Big Beautiful Bill” boosts short-term growth but raises long-term deficit and inflation concerns. Sustained levels of high spending may pressure bond markets and limit future policy flexibility. Trade Wars Markets have rebounded sharply since April’s tariff shock, with the S&P 500 surging over 25%, highlighting how easing trade tensions can fuel risk assets. However, uncertainty remains as the current trade deal deadline approaches in August. Economic Growth GDP contracted by 0.5% in 1Q 2025. While a rebound is anticipated in 2Q, full-year 2025 growth is expected to remain subdued. Inflation is stable, but tariffs, weaker job growth and mixed economic data signal a potential drag on consumer and business activity. Deregulation The current administration is focused on reducing government oversight with the intent to stimulate economic activity. At NYMT, we believe a diversified portfolio of credit and Agency RMBS will help stabilize returns amid market volatility in 2025. We remain committed to a balanced capital allocation strategy.

Expanding Investment Portfolio to Drive EAD Growth 8 *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. NYMT Adjusted Interest Income*NYMT Investment Portfolio Size (Dollar amounts in millions, except per share amounts) (Dollar amounts in billions) Earnings Available for Distribution* (per share)Earnings Improvement • Company is focused on continuing to increase portfolio earnings: ◦ EAD rose $0.02 per share QoQ, representing a 10% increase and marking another quarter of earnings growth. • Company enhanced portfolio earnings by deploying capital into Agency RMBS and BPLs to further advance its core strategy. $0.92 $1.11 $1.23 $1.36 $1.47 $- $25 $50 $75 $100 $125 $- $0.25 $0.50 $0.75 $1.00 $1.25 $1.50 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 A d ju sted In terest In co m e EP S C o n tr ib u ti o n Adjusted Interest Income EPS Contribution +21% +11% +11% +8% $0.09 $0.10 $0.16 $0.20 $0.22 $- $0.05 $0.10 $0.15 $0.20 $0.25 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 $5.9 $6.9 $7.4 $8.3 $8.6 +17% +7% +12% $- $2.5 $5.0 $7.5 $10.0 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 See Glossary and End Notes in the Appendix. +11% +60% +25% +10% +4%

Stock Price $6.70 Adjusted Book Value $10.26 Available Cash $1.73 Agency Capital $5.74 BPL-Bridge Capital $2.24 Net Discount to Par $1.82 $(1) $1 $3 $5 $7 $9 $11 $13 Adjusted Book Value Capital Allocation A d ju st ed B o o k V al u e p er S h ar e Other $0.55 (2) 1. Represents closing common stock price on June 30, 2025. 2. Any realized credit losses or loan sales below par would reduce the net discount to par. 9 NYMT Share Price Has Significant Potential Upside Adjusted Book Value*Valuation Per Share Stock Price (1) $6.70 Adjusted Book Value* $10.26 NYMT’s stock price is discounted by 35% Stock price presents compelling value upside with the potential for further value creation through future income growth. • NYMT’s stock price is discounted to Adjusted Book Value by $3.56 per share • NYMT’s stock price is supported solely by available cash and Agency capital • Further, the net discount to par held on balance sheet presents additional potential upside of $1.82 per share *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. See Glossary and End Notes in the Appendix.

Financial Summary 10

$10.43 $10.26 1Q 2025 2Q 2025 $0.20 $0.22 1Q 2025 2Q 2025 0.5x 0.5x 8.4x 8.6x 3.2x 3.6x 1Q 2025 2Q 2025 Credit and Other Agency Financial Snapshot Book Value & Earnings Investment Portfolio Financing & Liquidity Available Cash Portfolio Allocation SF Credit 59% SF Credit 44% Recourse Leverage Ratio Adjusted Net Interest Income - EPS Contribution*Total Portfolio Size 11.94% Dividend Yield Quarterly Economic Return on Adjusted Book Value*: 0.29% EAD per share*Adjusted Book Value Per Share* 11 Portfolio Recourse Leverage Ratio SF Agency 43% Total Portfolio Leverage 9.0x (Dollar amounts in millions) (Dollar amounts in billions) $227 $189 $163 $173 $156 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 $0.30 $0.32 $0.36 $0.40 $0.44 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 $0.20 $0.20 1Q 2025 2Q 2025 $5.9 $6.9 $7.4 $8.3 $8.6 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 Dividend Per Share SF Agency 57% SF Credit 37% MF 4% Other 2% 5.0x 2.1x 2.6x 3.0x 3.4x 3.8x 2.0x 2.5x 2.9x 3.2x 3.6x 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 Company Portfolio See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.

$607 $974 $1,182 $426 $471 $2,347 $2,638 $2,831 $4,061 $4,446 $1,749 $1,979 $2,203 $2,411 $2,353 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 Credit & Other Repo Agency Leverage Securitization Financing NYMT Debt Structure Quarterly Portfolio Financing Exposure (Dollar amounts in millions) Portfolio Recourse Leverage Ratio 2.5x 2.9x 3.6x3.2x2.0x Portfolio Financi 1. Includes $90 million senior unsecured notes issued in July 2025, due 2030. Portfolio Financing and Corporate Debt 12 Corporate Debt Maturities (Dollar amounts in millions) (Dollar amounts in millions) (Dollar amounts in millions) $100 $60 $173 (1) $45 $0 $50 $100 $150 $200 2025 2026 2027 2028 2029 2030 2035 Sr. Unsec. Notes Sub Debentures Corporate Sub. Debentures $45 | 1% Corporate Sr. Unsec. Notes $243 | 3% Credit & Other Repo $471 | 6% Securitization Financing $2,353 | 31% Agency Leverage $4,446 | 59% See Glossary and End Notes in the Appendix.

Single-Family Credit 36% Single-Family Agency 56% Agency $4,940 MM | 56% 13 BPL-Rental $943 MM | 11% BPL-Bridge $940 MM | 11% Performing Loans $515 MM | 6% RPL $428 MM | 5% Non-Agency RMBS $200 MM | 2% SFR $137 MM | 1% Mezzanine Lending $147 MM | 2% Cross-Collateralized Mezzanine Lending $138 MM | 2% Joint Venture Equity $17 MM | <1% Other Investments $178 MM | 2% Available Cash $156 MM | 2% $8.6 Billion Investment Portfolio +$156M Available Cash See Glossary and End Notes in the Appendix. NYMT Holds a Diversified Portfolio of Assets

Market & Strategy Update 14

$466 $636 $560 $397 $294 $467 $372 $363 $1,451 $504 $933 $1,008 $923 $1,848 $798 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 Residential Credit Agency Earnings Growth Through Strategic Capital Deployment Sustained Investment Activity • NYMT has been growing the investment portfolio to generate higher recurring net interest income and EAD. • Recent acquisitions have been primarily concentrated in Agency RMBS, BPL-Rental and BPL-Bridge loans. • NYMT will continue to invest in its core strategies and to utilize its excess liquidity to capitalize on opportunities during periods of volatility. Residential Investment Acquisitions Residential Investment Activity 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 Acquisitions $933 $1,008 $923 $1,848 $798 Sales (4) (121) (19) (14) (31) Payoffs (321) (353) (489) (402) (547) Net Activity $608 $534 $415 $1,432 $220 See Glossary and End Notes in the Appendix. 15 (Dollar amounts in millions)

Single-Family Agency Strategy • Agency as a core strategy provides several benefits: ◦ Attractive carry and compelling risk-adjusted returns ◦ Diversification of overall portfolio and complimentary performance to our credit assets ◦ Expected outperformance in a rate easing cycle or economic downturn • The targeted profile of Agency purchases remains current coupon specified pools with lower pay-ups. • Historically wide Agency spreads have provided additional opportunities to grow the portfolio at attractive levels. Agency Portfolio Characteristics Asset Value ($MM) Specified Pool % Agency IO % TBA % $4,940 98% 2% <1% Specified Pool Breakdown 16 Specified Pool by Coupon Specified Pool Characteristics 1Q 2025 Portfolio 2Q 2025 Portfolio UPB ($MM) $4,467 $4,824 Avg. Price $100.48 $100.50 Avg. Coupon 5.63% 5.59% WALA (months) 15.9 16.8 1% 17% 49% 24% 6% 3% 4.5% Coupon 5.0% Coupon 5.5% Coupon 6.0% Coupon 6.5% Coupon ARM Coupon 5.4% Low FICO 24% Generic 35% High LTV 18% State 14% Investor 3%ARM 3% Loan Bal 3% See Glossary and End Notes in the Appendix.

$- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 100 125 150 175 NYMT Agency RMBS Holdings Agency RMBS Current Coupon Spread Single-Family Agency RMBS Market • In the quarter, current coupon mortgage spreads widened by 3 bps to 146 bps. This was a modest change from the end of 1Q 2025, despite material intra-quarter volatility in both Agency RMBS and Treasury markets primarily due to the administration’s ongoing tariff negotiations. • NYMT maintained a solid investment pace within the sector, pursuing compelling risk- adjusted returns and capitalizing on the wider spread environment. • We anticipate continued growth of the portfolio. 17 NYMT Agency Specified Pools at Different Coupons Agency RMBS Current Coupon Spreads See Glossary and End Notes in the Appendix. (Dollar amounts in millions) 0 50 100 150 200 $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 Z V Sp read (b p s) N Y M T A g en cy R M B S NYMT Agency Specified Pools Market ZV Spread Acquisitions ZV Spread (Dollar amounts in millions) C u rr en t C o u p o n S p re ad s (b p s) N Y M T A g en cy R M B S

$179 $173 $170 $168 $137 $884 $1,007 $1,007 $925 $819 $1,063 $1,180 $1,177 $1,093 $956 $- $500 $1,000 $1,500 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 U P B DQ 60+ Performing BPL- Bridge Loan Portfolio Breakdown Single-Family BPL-Bridge Strategy • NYMT's BPL-Bridge strategy has been in place since 2019, trading $5.3 billion with 20 originator/aggregator counterparties. • NYMT has issued $1.2 billion of BPL-Bridge securitizations in both rated and unrated deals with revolving debt structures. 81% of BPL-Bridge loans are currently held in securitizations. • NYMT is selective on credit and prioritizes the flexibility of sourcing assets from reputable external partners with the aim of maximizing utilization of our revolving securitizations. Loan Characteristics Portfolio 2Q 2025 Acquisitions UPB ($MM) $956 $167 Loan Count 1,912 422 Avg. FICO 741 741 Avg. Coupon 10.48% 10.21% Avg. LTARV 64% 65% Avg. LTC 69% 76% Ground Up % 13% 6% Multi-Family % 4% 1 — BPL-Bridge Loan Portfolio Composition 18 83% 13% 4% <1% Single-Family Single-Family Ground Up Multi-Family Multi-Family Ground Up See Glossary and End Notes in the Appendix. (Dollar amounts in millions) DQ 60+: 14%

$5 $5 $9 $11 $16 $384 $599 $761 $905 $918 $389 $604 $770 $916 $934 $- $250 $500 $750 $1,000 2Q 2024 3Q 2024 4Q 2024 1Q 2025 2Q 2025 U P B DQ 60+ Performing BPL-Rental Loan Portfolio by DSCR Single-Family BPL-Rental Strategy • NYMT's BPL-Rental strategy has been in place since 2021, trading $1.1 billion with 10 counterparties. • 88% of BPL-Rental loans are currently held in securitizations. • NYMT maintains a disciplined credit approach, targeting assets with strong DSCR to ensure stable cash flows and reliable debt service. • This focus on high-quality underwriting supports strong securitization performance and aligns with NYMT’s objective of becoming a leading issuer in the BPL-Rental market. Loan Characteristics Portfolio 2Q 2025 Acquisitions UPB ($MM) $934 $57 Loan Count 4,491 308 Avg. FICO 745 741 Avg. Coupon 6.98% 7.63% Avg. LTV 73% 72% Avg. DSCR 1.38x 1.31x BPL-Rental Loan Portfolio Composition 19 See Glossary and End Notes in the Appendix. (Dollar amounts in millions) DQ 60+: 2% 1% 19% 14% 18% 48% 0% 10% 20% 30% 40% 50% < 1.00x 1.00x - 1.10x 1.10x - 1.20x 1.20x - 1.30x > 1.30x

Single-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio 94% | **Total Capital 90%**

Strategy	Sub-Sector	Asset Value %	Asset Value $	Capital %	Capital $	Portfolio Recourse Leverage Ratio	Portfolio Leverage Ratio	Characteristics: Avg. FICO	Characteristics: Avg. LTV	Characteristics: Avg. Coupon	Commentary
BPL-Rental	• DSCR loans	12%	$943	10%	$122	0.8x	6.9x	745	73%	6.98%	- NYMT is active in the BPL-Rental space as securitization execution remains favorable. NYMT continues to deploy capital selectively, prioritizing assets with strong credit profiles or characteristics.
BPL-Bridge	• Bridge loans	12%	$940	16%	$202	0.4x	4.1x	741	64%	10.48%	- BPL-Bridge securitization execution remained attractive in 2Q 2025 due to robust investor demand, resulting in a more competitive environment for BPL-Bridge purchases. NYMT continues to selectively pursue acquisitions in this sector.
Performing Loan	• S&D loans • Other loans	6%	$515	7%	$86	0.6x	5.2x	742	54%	4.20%	- NYMT has been less active in S&D given the competitive landscape. We continue to monitor the market for future investment opportunities.
RPL	• Seasoned re-performing and non-performing mortgage loans	5%	$428	8%	$104	0.0x	3.7x	639	48%	5.16%	- Strong GSE auction prints reflect the limited availability of new RPLs, keeping spreads tight. NYMT's portfolio is supported by the embedded downside protection through lower LTVs. NYMT has not recently invested in RPLs.
Agency	• Agency RMBS • TBAs	61%	$4,940	42%	$519	8.6x	8.6x	738	81%	5.59%	- Despite significant volatility in both Agency RMBS and Treasury markets during the quarter due to the administration's ongoing tariff negotiations, Agency RMBS spreads ended 2Q 2025 only moderately wider than the prior quarter. In the Treasury market, short end rates rallied and the yield curve steepened. - NYMT continues to expand its Agency RMBS exposure, focusing on assets that offer attractive carry and stable convexity profiles.
Non-Agency RMBS	• Non-Agency (includes Consolidated SLST securities - $161)	2%	$200	9%	$116	0.3x	0.9x	608	79%	4.13%	- Despite significant rate volatility intra-quarter, market demand for non-agency exposure remains strong, and spreads only modestly widened in 2Q 2025. NYMT actively invested in the sector during the quarter and continues to monitor the market for additional opportunities.
SFR	• Single-family rental properties	2%	$137	6%	$72	0.9x	0.9x	N/A	N/A	N/A	- Home prices remain elevated due to limited for-sale inventory. NYMT has not added to its SFR portfolio recently and continues to reduce exposure in non-core markets.

See Glossary and End Notes in the Appendix.

NYMT

20

Multi-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio 4% | **Total Capital 18%**

Strategy	Sub-Sector	Asset Value		Capital [1]		Characteristics			Commentary
		%	$	%	$	Avg. DSCR	Avg. Adjusted LTV [2]	Avg. Coupon [3]	
Mezzanine Lending & Cross-Collateralized Mezzanine Lending	• Preferred equity and mezzanine direct originations	94%	$285	93%	$234	1.17x	84%	11.95%	– Asset count of 27 with only 1 delinquent asset – Average portfolio occupancy rate of 92% – NYMT expects redemptions to accelerate, allowing for rotation into higher-yielding investments
Joint Venture Equity	• Equity ownership of individual multi-family properties alongside an operating partner	6%	$17	7%	$17	N/A	N/A	N/A	– Exited remaining 4 positions in July 2025

1. Capital for Cross-Collateralized Mezzanine Lending includes Asset Value less the cumulative adjustment of redeemable non-controlling interest to estimated redemption value.
2. Avg. Adjusted LTV represents the weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties.
3. The Avg. Coupon for Cross-Collateralized Mezzanine Lending relates to the preferred equity investment.

See Glossary and End Notes in the Appendix.

NYMT

21

22 Acquisition of Constructive See Glossary and End Notes in the Appendix. Constructive is a leading originator of BPLs for residential real estate investors. • Originated over $5.2 billion of business purpose loans since its inception in 2017. • Constructive has sourced BPLs from nearly 800 broker partners through its primary wholesale channel. • Sold business purpose loans to over 16 institutional trading partners. • Established as a reliable and competitive capital provider to the single-family investor market. Over $1.7 billion of BPLs originated over the last 12 months Founded in 2017 Operates in 48 states & D.C. Track record of origination growth, profitability and stable loan performance Headquartered in Oakbrook Terrace, Illinois and has 165 personnel On July 15, 2025, NYMT acquired the remaining 50% interest in Constructive, advancing NYMT’s business purpose lending strategy.

23 Acquisition Overview See Glossary and End Notes in the Appendix. Transaction Overview Structure Partnership History Organizational Impact Strategic Rationale Earnings Diversification Alignment with Core Strategy Credit & Underwriting Alignment Scalability & Growth Potential • Nov. 2021: Entered into a warrant agreement to acquire 50% ownership in Constructive. • Feb. 2023: Exercised the warrant agreement to obtain 50% ownership. • July 2025: Acquired full ownership through purchase of remaining 50% interest. • Acquisition of the remaining 50% interest in Constructive. • Purchased by a wholly owned subsidiary of NYMT for approximately $38.4 million in an all-cash transaction, subject to post-closing adjustments. • Seasoned leadership team averaging 35 years of experience will remain in place at Constructive. • Constructive will operate as a stand-alone subsidiary of NYMT. • NYMT diversifies and strengthens its sources of recurring revenue through Constructive’s origination platform, which generates gain-on- sale income. • We expect Constructive to deliver an annual return on equity of approximately 15%. • NYMT’s core strategy of investing in business purpose loans will be supported by proprietary origination capabilities. • Owning a business purpose lender expands NYMT’s footprint within the residential credit ecosystem. • NYMT and Constructive are aligned in maintaining high standards for credit underwriting. • Constructive is poised to scale the business further with the benefit of NYMT’s platform and resources.

$30 $168 $288 $885 $1,953 $2,947 $4,323 $5,163 $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2018 2019 2020 2021 2022 2023 2024 1H 2025 Lo an O ri g in at io n V o lu m e 24 Growth of Origination Volume on a National Scale See Glossary and End Notes in the Appendix. (Dollar amounts in millions) Constructive Cumulative Loan Origination Volume Constructive National Origination Footprint

BPL-Rental 93% BPL-Bridge 7% 25 See Glossary and End Notes in the Appendix. Constructive BPL Origination Overview Constructive BPL Product Mix Wholesale 85% Retail 15% Constructive BPLs by Channel • Origination quality is anchored by strong underwriting standards and creditworthy borrowers. • Originations are predominantly BPL-Rental product acquired through the wholesale channel. • Constructive has ripe opportunities for growth through increased BPL-Bridge production and diversified origination sources. Loan Characteristics Constructive LTM Originations Avg. Loan Size $204,502 Loan Count 8,411 Avg. FICO 746 Avg. Coupon 7.65% Avg. LTV/LTARV 73% Repeat Borrowers 56%

60% 62% 64% 66% 68% 70% 19 80 19 85 19 90 19 95 20 00 20 05 20 10 20 15 20 20 20 25 Homeownership Rate in the U.S. 26 Market Opportunity See Glossary and End Notes in the Appendix. • Economic - High interest rates and low housing inventory promote rentership as future homeowners delay their purchase. • Market - Potential GSE reform with narrowing credit criteria could spur growth in BPL and Non-QM markets. • Investor Demand - Constructive BPLs have been highly sought after by a broad range of institutional investors. • Growth - BPL-Rental and other investor loans accounted for the majority of underlying assets in Non-QM securitizations this year. Low inventory and systemic underinvestment in U.S. housing are supportive for home prices and rents. Housing Vacancies and Homeownership Housing Inventories Source: US Census Bureau - 500 1,000 1,500 2,000 2,500 Th o u sa n d s o f U n it s 20 00 20 25 20 05 20 10 20 15 20 20 Source: Federal Reserve Bank of St. Louis 1980: 65.5% 2025: 65.1%

Quarterly Financial Information 27

Financial Results Second Quarter 2025 Profit & Loss Dollar amounts in millions, except per share data Description Amount EPS Contribution Interest income $ 140.9 $ 1.56 Interest expense (104.5) (1.16) Net Interest Income $ 36.4 $ 0.40 Income from real estate 20.6 0.23 Expenses related to real estate (23.6) (0.26) Net Loss from Real Estate $ (3.0) $ (0.03) Realized losses (3.8) (0.04) Unrealized gains 24.6 0.27 Losses on derivative investments (27.0) (0.30) Loss from equity investments (1.4) (0.01) Impairment of real estate (3.9) (0.04) Other income 2.2 0.02 Other Loss $ (9.3) $ (0.10) Total Net Interest Income, Net Loss from Real Estate & Other Loss $ 24.1 $ 0.27 General & administrative expenses (11.8) (0.13) Portfolio operating expenses (7.3) (0.08) Financing transaction costs (0.8) (0.01) Total Expenses $ (19.9) $ (0.22) Adjustment: Net loss attributable to non-controlling interest 4.1 0.04 Income tax benefit 0.2 — Preferred stock dividends (12.0) (0.13) Net Loss Attributable to Common Stockholders $ (3.5) $ (0.04) 28 Note: Numbers may not foot due to rounding. See Glossary and End Notes in the Appendix.

Yields By Strategy

Quarter over Quarter Comparison

Net Interest Spread* (2Q'25 vs 1Q'25)
Net interest spread increased by 18bps, primarily due to a decrease in average financing cost of 17bps as a result of lower base rates, improved terms on repurchase agreements and a shift to more favorable financing of our business purpose loan portfolio through the use of securitization financing (as compared to certain repurchase agreement financing).

Dollar Amounts in Thousands	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24
Single-Family					
Avg. Interest Earning Assets	$ 7,972,569	$ 7,086,396	$ 6,193,037	$ 5,841,444	$ 5,103,593
Avg. Interest Bearing Liabilities	$ 6,969,891	$ 6,076,299	$ 5,274,186	$ 4,976,522	$ 4,226,917
Yield on Avg. Interest Earning Assets*	6.46 %	6.55 %	6.69 %	6.66 %	6.37 %
Average Financing Cost*	(4.86) %	(5.10) %	(5.23) %	(5.30) %	(5.05) %
Single-Family Net Interest Spread*	**1.60 %**	**1.45 %**	**1.46 %**	**1.36 %**	**1.32 %**
Multi-Family					
Avg. Interest Earning Assets	$ 74,273	$ 86,415	$ 88,647	$ 91,164	$ 96,373
Avg. Interest Bearing Liabilities	$ –	$ –	$ –	$ –	$ –
Yield on Avg. Interest Earning Assets*	11.86 %	12.06 %	12.11 %	11.84 %	11.30 %
Average Financing Cost*	– %	– %	– %	– %	– %
Multi-Family Net Interest Spread*	**11.86 %**	**12.06 %**	**12.11 %**	**11.84 %**	**11.30 %**
Corporate/Other					
Avg. Interest Earning Assets	$ 126,552	$ 418,681	$ 513,508	$ 103,275	$ 1,000
Avg. Interest Bearing Liabilities	$ 477,181	$ 738,871	$ 782,921	$ 379,590	$ 220,697
Yield on Avg. Interest Earning Assets*	4.59 %	4.01 %	4.28 %	4.08 %	– %
Average Financing Cost*	(6.59) %	(5.57) %	(5.00) %	(6.29) %	(6.63) %
Corporate/Other Net Interest Spread*	**(2.00) %**	**(1.56) %**	**(0.72) %**	**(2.21) %**	**(6.63) %**
Total					
Avg. Interest Earning Assets	$ 8,173,394	$ 7,591,492	$ 6,795,192	$ 6,035,883	$ 5,200,966
Avg. Interest Bearing Liabilities	$ 7,447,072	$ 6,815,170	$ 6,057,107	$ 5,356,112	$ 4,447,614
Yield on Avg. Interest Earning Assets*	6.48 %	6.47 %	6.57 %	6.69 %	6.46 %
Average Financing Cost*	(4.98) %	(5.15) %	(5.20) %	(5.37) %	(5.13) %
Net Interest Spread*	**1.50 %**	**1.32 %**	**1.37 %**	**1.32 %**	**1.33 %**

See Glossary and End Notes in the Appendix.

29 **Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

NYMT

Adjusted Net Interest Income*

Quarter over Quarter Comparison

Adjusted Net Interest Income* (2Q'25 vs 1Q'25)
Increase in Adjusted Net Interest Income primarily attributable to increased investment in Agency RMBS and business purpose loans and improved financing terms.

Adjusted Interest Income & Adjusted Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands		2Q'25		1Q'25		4Q'24		3Q'24	2Q'24
Single-Family									
Adjusted Interest Income*	$	128,824	$	115,968	$	103,515	$	97,233 $	81,315
Adjusted Interest Expense*		(84,529)		(76,416)		(69,290)		(66,297)	(53,051)
Single-Family Adjusted Net Interest Income*	**$**	**44,295**	**$**	**39,552**	**$**	**34,225**	**$**	**30,936 $**	**28,264**
Multi-Family									
Interest Income	$	2,203	$	2,605	$	2,683	$	2,699 $	2,708
Interest Expense		–		–		–		–	–
Multi-Family Net Interest Income	**$**	**2,203**	**$**	**2,605**	**$**	**2,683**	**$**	**2,699 $**	**2,708**
Corporate/Other									
Interest Income	$	1,452	$	4,197	$	5,492	$	1,054 $	–
Adjusted Interest Expense*		(7,842)		(10,144)		(9,849)		(5,999)	(3,638)
Corporate/Other Adjusted Net Interest Income (Loss)*	**$**	**(6,390)**	**$**	**(5,947)**	**$**	**(4,357)**	**$**	**(4,945) $**	**(3,638)**
Total Adjusted Interest Income*	$	132,479	$	122,770	$	111,690	$	100,986 $	84,023
Total Adjusted Interest Expense*		(92,371)		(86,560)		(79,139)		(72,296)	(56,689)
Total Adjusted Net Interest Income*	**$**	**40,108**	**$**	**36,210**	**$**	**32,551**	**$**	**28,690 $**	**27,334**

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

30

NYMT

Net Loss from Real Estate Quarter over Quarter Comparison Net Loss from Real Estate (2Q’25 vs 1Q’25) Increase in net loss from real estate during the quarter primarily due to increases in insurance and property tax expenses. Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 Income from real estate $ 20,638 $ 20,655 $ 26,193 $ 31,903 $ 36,466 Expenses related to real estate: Interest expense, mortgages payable on real estate (5,882) (6,007) (10,235) (12,676) (16,551) Depreciation expense on operating real estate (5,928) (5,895) (6,879) (8,131) (11,284) Amortization of lease intangibles related to operating real estate — — — — (951) Other real estate expenses (11,842) (10,988) (14,950) (18,591) (20,786) Total expenses related to real estate $ (23,652) $ (22,890) $ (32,064) $ (39,398) $ (49,572) Net Loss from Real Estate $ (3,014) $ (2,235) $ (5,871) $ (7,495) $ (13,106) See Glossary and End Notes in the Appendix. 31

Other (Loss) Income

Quarter over Quarter Comparison

Realized Losses, Net (2Q'25 vs 1Q'25)
Net realized losses in the second quarter primarily related to:

- Losses incurred on foreclosed properties due to lower valuations
- Losses recognized on the write-down of certain investment securities

Dollar Amounts in Thousands	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24
Residential loans and real estate owned	$ (1,239)	$ (14,282)	$ (9,642)	$ (958)	$ (7,369)
Investment securities	(2,532)	(26,818)	(305)	(422)	(122)
Total Realized Losses, net	**$ (3,771)**	**$ (41,100)**	**$ (9,947)**	**$ (1,380)**	**$ (7,491)**

Unrealized Gains (Losses), Net (2Q'25 vs 1Q'25)
Unrealized gains recognized in the second quarter can be attributed to decreases in interest rates, which primarily impacted the fair value of our Agency RMBS, residential loan portfolio and Consolidated SLST investments. Unrealized gains on these assets were partially offset by unrealized losses recognized on CDOs at fair value as a result of the decrease in interest rates.

Dollar Amounts in Thousands	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24
Residential loans	$ 10,375	$ 30,356	$ (45,644)	$ 52,165	$ (2,268)
Consolidated SLST	5,521	3,264	(4,357)	6,753	542
CDOs at fair value	(7,374)	(4,674)	16,548	(19,533)	(136)
Corporate debt at fair value	2,343	3,049	590	(900)	–
Preferred equity and mezzanine loan investments	55	410	(137)	213	(16)
Investment securities	14,542	86,504	(99,192)	58,251	(14,634)
Mortgage servicing rights	(848)	(706)	616	–	–
Total Unrealized Gains (Losses), net	**$ 24,614**	**$ 118,203**	**$ (131,576)**	**$ 96,949**	**$ (16,512)**

See Glossary and End Notes in the Appendix.

NYMT

32

Other (Loss) Income Quarter over Quarter Comparison (Losses) Gains on Derivative Instruments, Net (2Q’25 vs 1Q’25) Net losses on derivative investments in the second quarter primarily related to: • Unrealized losses on interest rate swaps as a result of a decrease in interest rates • Realized gains on the settlement of derivative instruments Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 Unrealized (losses) gains on derivative instruments $ (36,261) $ (71,278) $ 89,638 $ (56,282) $ 5,509 Realized gains (losses) on derivative instruments 9,295 24,476 2,316 (4,358) 9,962 Total (Losses) Gains on Derivative Instruments, net $ (26,966) $ (46,802) $ 91,954 $ (60,640) $ 15,471 (Loss) Income from Equity Investments (2Q’25 vs 1Q’24) Net loss from equity investments in the second quarter primarily related to: • A decrease in the fair value of our investment in Constructive • Unrealized loss recognized on an unconsolidated joint venture equity investment • Preferred return recognized on our preferred equity investments Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 Preferred return on preferred equity investments accounted for as equity $ 1,574 $ 2,207 $ 2,334 $ 3,401 $ 3,522 Unrealized gains (losses), net on preferred equity investments accounted for as equity 130 689 367 (4,537) (778) (Loss) income from unconsolidated joint venture equity investments in multi-family properties (611) (227) 104 (421) (15) (Loss) income from investment in Constructive (2,521) 920 3,180 7,611 3,379 Total (Loss) Income from Equity Investments $ (1,428) $ 3,589 $ 5,985 $ 6,054 $ 6,108 See Glossary and End Notes in the Appendix. 33

Other (Loss) Income Quarter over Quarter Comparison Impairment of Real Estate (2Q’25 vs 1Q’25) Impairment losses in the second quarter primarily due to reduction in fair value of two multi-family properties owned by joint venture equity investments to the agreed-upon sales prices for sales that occurred in July 2025. As of July 31, 2025, we have exited all joint venture equity positions. Other Income (Loss) (2Q’25 vs 1Q’25) Other income in the second quarter is primarily related to servicing fee income generated on mortgage servicing rights acquired in the fourth quarter of 2024. Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 Impairment of Real Estate $ (3,913) $ (3,905) $ (733) $ (7,823) $ (4,071) Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 Servicing fee income $ 1,973 $ 1,979 $ 906 $ — $ — (Loss) gain on sale of real estate (19) (45) 9,671 17,903 127 Preferred equity and mezzanine loan premiums resulting from early redemption — — 69 28 — Gain on de-consolidation of joint venture equity investment in Consolidated VIEs — — 2,411 3,393 261 Loss on extinguishment of collateralized debt obligations and mortgages payable on real estate — — (473) (1,699) — Miscellaneous income 246 33 23 90 27 Total Other Income (Loss) $ 2,200 $ 1,967 $ 12,607 $ 19,715 $ 415 See Glossary and End Notes in the Appendix. 34

Expenses Quarter over Quarter Comparison General and Administrative Expenses Portfolio Operating Expenses Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 Salaries, benefits and directors' compensation $ 8,473 $ 9,070 $ 8,458 $ 8,736 $ 8,331 Other general and administrative expenses 3,313 3,344 3,572 3,205 3,317 Total General and Administrative Expenses $ 11,786 $ 12,414 $ 12,030 $ 11,941 $ 11,648 Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 Securitization transaction costs $ — $ 2,283 $ 1,883 $ 2,354 $ 2,072 Corporate debt transaction costs 459 3,199 — — 2,480 Equity transaction costs 291 — — — — Total Financing Transaction Costs $ 750 $ 5,482 $ 1,883 $ 2,354 $ 4,552 Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 Portfolio Operating Expenses $ 7,354 $ 7,206 $ 7,016 $ 8,531 $ 7,399 Financing Transaction Costs (2Q’25 vs 1Q’25) Financing costs recorded in the second quarter were related to a completed consent solicitation from holders of our 5.75% senior unsecured notes due 2026 for a covenant amendment and the replacement of an at-the-market preferred equity distribution agreement. See Glossary and End Notes in the Appendix. 35

Book Value Changes in Book Value The following table analyzes the changes in GAAP Book Value and Adjusted Book Value* of our common stock for the quarter ended June 30, 2025. Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance, GAAP Book Value $ 847,836 90,529 $ 9.37 Common stock issuance, net (1) 2,467 16 Preferred stock issuance, net 3,969 Preferred stock issuance liquidation preference (4,388) Common stock repurchases (1,502) (231) Balance after share activity 848,382 90,314 9.39 Adjustment of redeemable non-controlling interest to estimated redemption value (3,562) (0.04) Dividends and dividend equivalents declared (18,629) (0.20) Net loss attributable to Company's common stockholders (3,486) (0.04) Ending Balance, GAAP Book Value $ 822,705 90,314 $ 9.11 Add: Cumulative depreciation expense on real estate (2) 25,170 0.28 Cumulative amortization of lease intangibles related to real estate (2) 4,620 0.05 Cumulative adjustment of redeemable non-controlling interest to estimated redemption value 49,574 0.55 Adjustment of amortized cost liabilities to fair value 24,153 0.27 Ending Balance, Adjusted Book Value* $ 926,222 90,314 $ 10.26 1. Includes amortization of stock based compensation. 2. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized. Quarter Ended June 30, 2025 See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.36

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in book value per share for the period + dividend per share declared for the period, divided by the beginning period book value per share.

Economic Return on Adjusted Book Value:*
Change in Adjusted Book Value per share for the period + dividend per share declared for the period, divided by the beginning period Adjusted Book Value per share.

	2Q'25	1Q'25	2024	2023	2022
Book Value per share					
Beginning	$ 9.37	$ 9.28	$ 11.31	$ 13.27	$ 18.81
Ending	$ 9.11	$ 9.37	$ 9.28	$ 11.31	$ 13.27
Change in Book Value per share	**$ (0.26)**	**$ 0.09**	**$ (2.03)**	**$ (1.96)**	**$ (5.54)**
Dividends					
Q1		$ 0.20	$ 0.20	$ 0.40	$ 0.40
Q2	$ 0.20		0.20	0.30	0.40
Q3			0.20	0.30	0.40
Q4			0.20	0.20	0.40
Total	**$ 0.20**	**$ 0.20**	**$ 0.80**	**$ 1.20**	**$ 1.60**
Economic Return	**(0.6)%**	**3.1 %**	**(10.9)%**	**(5.7)%**	**(20.9)%**
Adjusted Book Value per share*					
Beginning	$ 10.43	$ 10.35	$ 12.66	$ 15.89	$ 18.89
Ending	$ 10.26	$ 10.43	$ 10.35	$ 12.66	$ 15.89
Change in Adjusted Book Value per share	**$ (0.17)**	**$ 0.08**	**$ (2.31)**	**$ (3.23)**	**$ (3.00)**
Economic Return on Adjusted Book Value*	**0.3 %**	**2.7 %**	**(11.9)%**	**(12.8)%**	**(7.4)%**

Total Rate of Return:
Change in stock price for the period + dividend per share declared for the period, divided by the beginning period stock price.

	2Q'25	1Q'25	2024	2023	2022
Stock Price					
Beginning	$ 6.49	$ 6.06	$ 8.53	$ 10.24	$ 14.88
Ending	$ 6.70	$ 6.49	$ 6.06	$ 8.53	$ 10.24
Change in Stock Price	**$ 0.21**	**$ 0.43**	**$ (2.47)**	**$ (1.71)**	**$ (4.64)**
Total Rate of Return	**6.3 %**	**10.4 %**	**(19.6)%**	**(5.0)%**	**(20.4)%**

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

37

NYMT

Appendix 38

Non-GAAP Financial Measures Adjusted Net Interest Income (Loss) and Net Interest Spread In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, Earnings Available for Distribution and Adjusted Book Value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, investment securities and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods: • Adjusted Interest Income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include TBA dollar roll income, • Adjusted Interest Expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps, • Adjusted Net Interest Income (Loss) – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include both the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings and dollar roll income associated with TBAs, which are included in (losses) gains on derivative instruments, net in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We include TBA dollar roll income as it represents the economic equivalent of net interest income on the underlying Agency RMBS over the TBA dollar roll period (interest income less implied financing cost). We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense and GAAP net interest income (loss) to Adjusted Net Interest Income (Loss) for our single-family and corporate/other portfolios and the Company for the periods indicated. See Glossary and End Notes in the Appendix. 39

Non-GAAP Financial Measures Reconciliation of Single-Family Adjusted Net Interest Income Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 Single-Family GAAP interest income $ 137,246 $ 122,932 $ 110,078 $ 104,608 $ 88,067 GAAP interest expense (96,107) (85,560) (80,096) (81,214) (67,434) GAAP total net interest income $ 41,139 $ 37,372 $ 29,982 $ 23,394 $ 20,633 GAAP interest income $ 137,246 $ 122,932 $ 110,078 $ 104,608 $ 88,067 Adjusted for: Consolidated SLST CDO interest expense (8,429) (6,964) (6,563) (7,375) (6,752) TBA dollar roll income 7 — — — — Adjusted Interest Income $ 128,824 $ 115,968 $ 103,515 $ 97,233 $ 81,315 GAAP interest expense $ (96,107) $ (85,560) $ (80,096) $ (81,214) $ (67,434) Adjusted for: Consolidated SLST CDO interest expense 8,429 6,964 6,563 7,375 6,752 Net interest benefit of interest rate swaps 3,149 2,180 4,243 7,542 7,631 Adjusted Interest Expense $ (84,529) $ (76,416) $ (69,290) $ (66,297) $ (53,051) Adjusted Net Interest Income (1) $ 44,295 $ 39,552 $ 34,225 $ 30,936 $ 28,264 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. 40

Non-GAAP Financial Measures Reconciliation of Corporate/Other Adjusted Net Interest Loss Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 Corporate/Other GAAP interest income $ 1,452 $ 4,197 $ 5,492 $ 1,054 $ — GAAP interest expense (8,347) (11,076) (11,446) (6,910) (4,297) GAAP total net interest loss $ (6,895) $ (6,879) $ (5,954) $ (5,856) $ (4,297) GAAP interest expense $ (8,347) $ (11,076) $ (11,446) $ (6,910) $ (4,297) Adjusted for: Net interest benefit of interest rate swaps 505 932 1,597 911 659 Adjusted Interest Expense $ (7,842) $ (10,144) $ (9,849) $ (5,999) $ (3,638) Adjusted Net Interest Loss (1) $ (6,390) $ (5,947) $ (4,357) $ (4,945) $ (3,638) 1. Adjusted Net Interest Loss is calculated by subtracting Adjusted Interest Expense from GAAP Interest Income. See Glossary and End Notes in the Appendix. 41

Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. Dollar Amounts in Thousands 2Q'25 1Q'25 4Q'24 3Q'24 2Q'24 GAAP interest income $ 140,901 $ 129,734 $ 118,253 $ 108,361 $ 90,775 GAAP interest expense (104,454) (96,636) (91,542) (88,124) (71,731) GAAP total net interest income $ 36,447 $ 33,098 $ 26,711 $ 20,237 $ 19,044 GAAP interest income $ 140,901 $ 129,734 $ 118,253 $ 108,361 $ 90,775 Adjusted for: Consolidated SLST CDO interest expense (8,429) (6,964) (6,563) (7,375) (6,752) TBA dollar roll income 7 — — — — Adjusted Interest Income $ 132,479 $ 122,770 $ 111,690 $ 100,986 $ 84,023 GAAP interest expense $ (104,454) $ (96,636) $ (91,542) $ (88,124) $ (71,731) Adjusted for: Consolidated SLST CDO interest expense 8,429 6,964 6,563 7,375 6,752 Net interest benefit of interest rate swaps 3,654 3,112 5,840 8,453 8,290 Adjusted Interest Expense $ (92,371) $ (86,560) $ (79,139) $ (72,296) $ (56,689) Adjusted Net Interest Income (1) $ 40,108 $ 36,210 $ 32,551 $ 28,690 $ 27,334 See Glossary and End Notes in the Appendix. 42

Non-GAAP Financial Measures Earnings Available for Distribution Previously, we presented undepreciated earnings (loss) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. Commencing with the quarter ended March 31, 2025, we have discontinued disclosure of undepreciated earnings (loss). Beginning with the quarter ended March 31, 2025, we are presenting Earnings Available for Distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. When presented in prior periods, undepreciated earnings (loss) was calculated as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net for which an impairment has not been recognized. Over the past two years, we have executed a strategic repositioning of our business through the disposition of certain joint venture equity investments in multi-family properties and acquisition of assets that expand our interest income levels, such as Agency RMBS and business purpose loans. As a result, we believe EAD provides a clearer indication of the current income generating capacity of the Company's business operations than undepreciated earnings (loss) and we present EAD and EAD per common share as supplemental non-GAAP financial measures. EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses), (b) gains (losses) on derivative instruments (excluding the net interest benefit of interest rate swaps and TBA dollar roll income), (c) impairment of real estate, (d) loss on reclassification of disposal group, (e) other non-recurring gains (losses), (f) depreciation and amortization of operating real estate, (g) non-cash expenses, (h) non-recurring transaction expenses, (i) the income tax effect of non-EAD income (loss) items and (j) EAD attributable to non-controlling interests. We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment portfolio trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into the operating performance of our portfolio. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate. We view EAD as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity. The following slide presents a reconciliation of net income (loss) attributable to Company's common stockholders to EAD for the periods indicated. See Glossary and End Notes in the Appendix. 43

Non-GAAP Financial Measures

Reconciliation of Earnings Available for Distribution

Dollar Amounts in Thousands (except per share data)		2Q'25	1Q'25	4Q'24	3Q'24	2Q'24
GAAP net (loss) income attributable to Company's common stockholders	$	(3,486) $	30,285 $	(41,828) $	32,410 $	(26,028)
Adjustments:						
Realized losses, net		3,771	41,100	9,947	1,380	7,491
Unrealized (gains) losses, net		(24,614)	(118,203)	131,576	(96,949)	16,512
Losses (gains) on derivative instruments, net [(1)]		30,627	49,914	(86,114)	69,093	(7,181)
Unrealized losses (gains), net on equity investments [(2)]		3,352	1,098	(1,570)	1,097	419
Impairment of real estate		3,913	3,905	733	7,823	4,071
Other (gains) losses [(3)]		(548)	(775)	(12,263)	(21,124)	(1,607)
Depreciation and amortization of operating real estate		5,928	5,895	6,879	8,131	12,235
Non-cash expenses [(4)]		2,561	2,199	2,664	2,531	2,374
Transaction expenses [(5)]		1,340	6,317	1,885	2,454	4,917
Income tax effect of adjustments		(173)	486	(1,478)	2,325	342
EAD adjustments attributable to non-controlling interests		(2,647)	(4,027)	3,747	155	(5,555)
Earnings Available for Distribution attributable to Company's common stockholders	**$**	**20,024 $**	**18,194 $**	**14,178 $**	**9,326 $**	**7,990**
Weighted average shares outstanding - basic		90,324	90,583	90,579	90,582	90,989
GAAP net (loss) income attributable to Company's common stockholders per common share - basic	$	**(0.04) $**	**0.33 $**	**(0.46) $**	**0.36 $**	**(0.29)**
EAD per common share - basic	**$**	**0.22 $**	**0.20 $**	**0.16 $**	**0.10 $**	**0.09**

1. Excludes net interest benefit of interest rate swaps of approximately $3.7 million, $3.1 million, $5.8 million, $8.5 million and $8.3 million for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively. Also excludes TBA dollar roll income of approximately $7.0 thousand for the three months ended June 30, 2025.
2. Included in income from equity investments on the Company's condensed consolidated statements of operations.
3. Included in other income on the Company's condensed consolidated statements of operations and primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on de-consolidation, gains (losses) on extinguishment of debt, preferred equity premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
4. Primarily includes stock-based compensation.
5. Includes non-recurring expenses such as financing transaction costs and transaction and/or restructuring expenses.

See Glossary and End Notes in the Appendix.

NYMT

44

Non-GAAP Financial Measures Adjusted Book Value Per Common Share Adjusted Book Value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value. Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, Adjusted Book Value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period. Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated. See Glossary and End Notes in the Appendix. 45

Non-GAAP Financial Measures

Reconciliation of Adjusted Book Value Per Common Share

Dollar Amounts in Thousands (except per share data)		2Q'25		1Q'25		4Q'24		3Q'24		2Q'24
Company's stockholders' equity	$	1,381,203	$	1,401,946	$	1,394,720	$	1,444,147	$	1,431,910
Preferred stock liquidation preference		(558,498)		(554,110)		(554,110)		(554,110)		(554,110)
GAAP Book Value		822,705		847,836		840,610		890,037		877,800
Add:										
Cumulative depreciation expense on real estate [1]		25,170		22,989		20,837		19,180		21,692
Cumulative amortization of lease intangibles related to real estate [1]		4,620		4,620		4,620		4,903		11,078
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value		49,574		46,011		40,675		48,282		44,053
Adjustment of amortized cost liabilities to fair value		24,153		22,488		30,619		21,961		43,475
Adjusted Book Value	**$**	**926,222**	**$**	**943,944**	**$**	**937,361**	**$**	**984,363**	**$**	**998,098**
Common shares outstanding		90,314		90,529		90,575		90,579		90,592
GAAP book value per common share	$	9.11	$	9.37	$	9.28	$	9.83	$	9.69
Adjusted Book Value per Common Share	**$**	**10.26**	**$**	**10.43**	**$**	**10.35**	**$**	**10.87**	**$**	**11.02**

1. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

See Glossary and End Notes in the Appendix.

NYMT

46

The following defines certain of the commonly used terms in this presentation: "Adjusted Book Value" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Adjusted Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Adjusted Interest Expense" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Adjusted Net Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Agency" refers to Agency RMBS and TBAs; "Agency RMBS" refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "ARMs" refers to adjustable-rate RMBS; "Average Financing Cost" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Average Interest Earning Assets" include residential loans, multi-family loans, investment securities and cost basis of outstanding TBAs and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the periods indicated; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and include repurchase agreements, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate, or consolidated, in our financial statements in accordance with GAAP; "Cross-Collateralized Mezzanine Lending" refers to our combined preferred equity and common equity investment in one joint venture entity that owns several multi-family properties; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement financing plus subordinated debentures, senior unsecured notes and cost basis of outstanding TBAs divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, CDOs and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; "Consolidated SLST" refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; 47 Glossary

"Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures and senior unsecured notes, collectively; "DSCR" refers to debt service coverage ratio; "Earnings Available for Distribution" or "EAD" has the meaning set fourth in Appendix - "Non-GAAP Financial Measures—Earnings Available for Distribution"; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; "Economic Return on Adjusted Book Value" is calculated based on the periodic change in Adjusted Book Value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective periods; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "JV" refers to joint venture; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTM" refers to last twelve months; "LTV" refers to loan-to-value ratio; "MBS" refers to mortgage-backed securities; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Capital" refers to the net carrying value of assets and liabilities related to a strategy; "Net Interest Spread" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "Non-QM" refers to non-qualifying mortgage; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement financing and cost basis of outstanding TBAs divided by the Company's total stockholders' equity; "Residential Credit" refers to the Company's investments in residential loans, mortgage servicing rights, single-family rental properties, non-Agency RMBS and Consolidated SLST securities; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Specified Pools" includes the Company's Agency fixed rate RMBS and Agency ARMs; 48 Glossary

"TBAs" refers to to-be-announced securities that are forward contracts for the purchase or sale of Agency fixed-rate RMBS at a predetermined price, face amount, issuer, coupon, and stated maturity on an agreed-upon future date; "TBA dollar roll income" refers to the difference in price between two TBA contracts with the same terms but different settlement dates that are simultaneously bought and sold; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock prices as of the date indicated; "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing, cost basis of outstanding TBAs and CDOs issued by the Company related to the strategy divided by the Net Capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WALA" refers to weighted average loan age; "Yield on Average Interest Earning Assets" has the meaning set forth in Appendix -"Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; and "ZV Spread" refers to zero-volatility spread. 49 Glossary

End Notes Slide 1 − Image(s) used under license from PowerPoint Stock Images. Slide 3 − Image(s) used under license from PowerPoint Stock Images. Slide 4 − Image(s) used under license from PowerPoint Stock Images. Slide 5 − Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Agency investments with total net capital allocated of $518.8 million are included in Single-Family in the Appendix - "Capital Allocation" table. Slide 6 − Average coupon for Agency strategy represents the weighted average coupon rate of purchased Specified Pools and underlying securities in outstanding TBA contracts and does not include Agency IOs, if any. − Available cash as of June 30, 2025 is calculated as unrestricted cash of $160.4 million less $3.9 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale and $0.4 million of cash reserved for potential TBA variation margin. − Additional financing of $260 million includes 1) $82 million of financing of unencumbered assets, which represents the estimated available repurchase agreement and revolver securitization financings for the Company's unencumbered residential loans and investment securities as of June 30, 2025 and 2) $178 million of additional financing of under- levered assets, which represents the estimated additional financing available for residential loans and investment securities under the Company's current repurchase agreements as of June 30, 2025. − Exited multi-family joint venture equity positions do not include cross- collateralized mezzanine lending positions. − Effective cost represents the weighted average pricing yield of all sold tranches of the securitization at primary issuance weighted by the pricing value of each sold tranche, factoring in the modeling assumptions as described in the offering materials of such securitization. Slide 7 − Real GDP growth and data sourced from Bureau of Economic Analysis. Slide 8 − NYMT Investment Portfolio Size amounts represent the investment portfolio carrying values as of end of the periods presented (see Appendix – “Capital Allocation”). − EPS contribution is calculated as the quotient of Adjusted Interest Income and weighted average shares outstanding for the periods indicated. Slide 9 − Outstanding common shares used to calculate stock price per share and Adjusted Book Value per share for the quarter ended June 30, 2025 are 90,313,984. − Net discount to par represents the net difference between the par value and Adjusted Book Value as of June 30, 2025 for residential loans, investment securities (excluding IO securities), Mezzanine Lending, CDOs, senior unsecured notes and subordinated debentures divided by shares outstanding as of the date indicated. − Percentage and per share discount to stock price represent the difference between NYMT's stock price and Adjusted Book Value as of June 30, 2025. Slide 10 − Image(s) used under license from PowerPoint Stock Images. Slide 11 − Dividend yield calculated using the current quarter dividend declared on common stock (annualized) and the closing share price of the Company's common stock on June 30, 2025. − Total Portfolio Size and Portfolio Allocation of the investment portfolio represent investment portfolio carrying value as of June 30, 2025 (see Appendix – “Capital Allocation”). SF Agency includes Agency RMBS with a carrying value of $4.9 billion and underlying securities in outstanding TBA contracts with a fair value of $10.2 million, which are included in Single-Family investment securities available for sale and TBAs in the Appendix - "Capital Allocation" table. − EPS contribution amounts are calculated as the quotient of Adjusted Net Interest Income and the weighted average shares outstanding for the periods indicated. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale and cash reserved for potential TBA variation margin. Slide 12 − Amounts for Corporate Senior Unsecured Notes and Corporate Subordinated Debentures represent the outstanding note balance. − Agency Leverage includes repurchase agreement financing used to fund the purchase of Agency RMBS with an outstanding balance of $4.4 billion and cost basis of outstanding TBAs in the amount of $10.1 million. 50

End Notes Slide 16 − Asset value includes Agency RMBS with a fair value of $4.9 billion and underlying securities in outstanding TBA contracts with a fair value of $10.2 million as of June 30, 2025. − Average coupon represents the weighted average coupon rate of Specified Pools as of June 30, 2025. − WALA represents the weighted average loan age of the underlying collateral of Specified Pools as of June 30, 2025. − Specified Pool Breakdown percentages are calculated based on the aggregate fair value of each classification group as of June 30, 2025. − Specified Pool by Coupon percentages are calculated based on the aggregate fair value of each classification group as of June 30, 2025. Slide 17 − ZV Spreads at indicated coupon percentages sourced from Bloomberg. − NYMT Agency Specified Pools represent the fair value of fixed rate Agency RMBS as of June 30, 2025. − NYMT Agency RMBS Holdings in the Agency RMBS Current Coupon Spreads chart represent the fair value of Agency RMBS as of June 30, 2025. − Agency RMBS Current Coupon Spreads sourced from Bloomberg. Slide 18 − Life-to-date amount traded includes purchased interest bearing balances and funded interest bearing holdback for the BPL-Bridge strategy. − 2Q 2025 acquisitions represent BPL-Bridge loans purchased during the current quarter and held as of June 30, 2025. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate as of June 30, 2025. − Average LTARV represents the weighted average LTARV for the BPL- Bridge portfolio as of June 30, 2025, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average LTC represents the weighted average LTC for the BPL-Bridge portfolio as of June 30, 2025, calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. − Credit & Other Repo includes repurchase agreement financing to fund the purchase of residential loans, single-family rental properties, non- Agency RMBS and U.S. Treasury securities. − Securitization Financing includes residential loan securitizations and a non-Agency RMBS re-securitization. − Credit & Other Repo and Securitization Financing amounts represent the outstanding loan amount or note balance. Slide 13 − Investment Portfolio amounts for Agency include Agency RMBS with a fair value of $4.9 billion and underlying securities in outstanding TBA contracts with a fair value of $10.2 million as of June 30, 2025. − Other Investments include U.S. Treasury securities at fair value and our equity investment in Constructive. − Investment Portfolio amounts for BPL-Bridge, RPL, Performing Loans, BPL-Rental, Non-Agency RMBS, Mezzanine Lending and Other Investments represent the fair value of the assets as of June 30, 2025. − Portfolio Asset amount for SFR represents the net depreciated value of operating real estate assets and the estimated fair value, net of selling costs of held for sale assets as of June 30, 2025. − Joint Venture Equity and Cross-Collateralized Mezzanine Lending Portfolio Asset amounts represent the Company's net equity investments in consolidated and unconsolidated multi-family apartment properties (as applicable) as of June 30, 2025. Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Available cash is calculated as unrestricted cash of $160.4 million less $3.9 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale and $0.4 million of cash reserved for potential TBA variation margin. Slide 14 − Image(s) used under license from PowerPoint Stock Images. Slide 15 − Residential Investment Acquisitions represent the cost of Residential Credit, Agency RMBS and the cost basis of new TBA positions entered into by the Company during the periods presented. Residential Credit acquisitions include draws funded for BPL-Bridge loans during the period. 51

− Ground up and multi-family percentages are calculated using the interest bearing balances of BPL-Bridge loans as of June 30, 2025. − DQ 60+ refers to loans greater than 60 days delinquent as of the end of the periods indicated. DQ 60+ percentage calculated using the interest bearing balances of BPL-Bridge loans as of June 30, 2025. − Dollar amounts shown in the BPL-Bridge Loan Portfolio Composition chart represent the interest bearing balances of BPL-Bridge loans as of the end of the periods indicated. Slide 19 − Life-to-date amount traded includes purchased interest bearing balances and funded interest bearing holdback for the BPL-Rental strategy through June 30, 2025. − 2Q 2025 acquisitions represent BPL-Rental loans purchased during the current quarter and held as of June 30, 2025. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate as of June 30, 2025. − Average LTV represents the weighted average LTV calculated using the most current property value available as of June 30, 2025. − Average DSCR represents the weighted average DSCR calculated at origination. − DQ 60+ refers to loans greater than 60 days delinquent as of the end of the periods indicated. DQ 60+ percentage calculated using the interest bearing balances of BPL-Rental loans as of June 30, 2025. − Dollar amounts shown in the BPL-Rental Loan Portfolio Composition chart represent the interest bearing balances of BPL-Rental loans as of the end of the periods indicated. − Percentages in the BPL-Rental Loan by DSCR chart calculated using interest bearing balances of BPL-Rental loans as of June 30, 2025. Slide 20 − Total Investment Portfolio, Total Capital, and Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of June 30, 2025. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Capital. End Notes − Asset Value for BPL-Bridge, BPL-Rental, Performing Loan, RPL, and Non- Agency RMBS strategies represent the fair value of the assets as of June 30, 2025. Asset Value for SFR represents the net depreciated value of operating real estate assets and the estimated fair value, net of selling costs of held for sale assets as of June 30, 2025. Asset Value for Agency includes the fair value of Agency RMBS and the fair value of underlying securities in outstanding TBA contracts. − Asset Value and Capital for Non-Agency RMBS include Consolidated SLST securities owned by the Company with a fair value of $161 million and other non-Agency RMBS with a fair value of $39 million. − Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement financing related to the strategy divided by the capital allocated to the strategy. Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus CDOs issued by the Company related to the strategy divided by the capital allocated to the strategy. − Average FICO and Average Coupon for RPL, BPL-Bridge, BPL-Rental and Performing Loan represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of June 30, 2025. − Average LTV for RPL, BPL-Rental and Performing Loan represents the weighted average loan-to-value for residential loans held as of June 30, 2025. LTV for these strategies is calculated using the most current property value available. Average LTV for BPL-Bridge represents the weighted average LTARV of the portfolio held as of June 30, 2025, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average FICO and Average LTV for Agency represent the weighted average borrower FICO score and weighted average loan-to-value of the underlying collateral of Specified Pools held as of June 30, 2025 per the most recent data available in Bloomberg. Average Coupon for Agency represents the weighted average coupon rate of the Specified Pools held as of June 30, 2025. Average FICO, Average LTV and Average Coupon for Agency do not include Agency IOs or TBAs. − Average FICO, Average LTV and Average Coupon for Non-Agency RMBS represent the weighted average borrower FICO score, weighted average loan-to-value and weighted average coupon rate of the underlying collateral as of June 30, 2025. 52

Slide 25 − Average loan size is calculated using loan amounts funded during the 12 months ended June 30, 2025. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate for loans funded during the 12 months ended June 30, 2025. − Average LTV/LTARV represents the weighted average LTV for BPL-Rental and the weighted average LTARV for BPL-Bridge for loans funded during the 12 months ended June 30, 2025. − Repeat Borrowers, Constructive BPL Product Mix and Constructive BPLs by Channel percentages calculated using loan amounts funded during the 12 months ended June 30, 2025. Slide 26 − Underlying asset data in Non-QM securitizations sourced from Bank of America. Slide 27 − Image(s) used under license from PowerPoint Stock Image. Slide 32 − Unrealized gains/losses on Consolidated SLST includes unrealized gains/ losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST and not owned by the Company. Slide 34 − Exited joint venture equity positions do not include cross-collateralized mezzanine lending positions. Slide 36 − Outstanding shares used to calculate book value per common share and Adjusted Book Value per common share for the quarter ended June 30, 2025 are 90,313,984. − Common stock issuance, net includes amortization of stock based compensation. Slide 38 − Image(s) used under license from PowerPoint Stock Image. End Notes Slide 21 − Total Investment Portfolio, Total Capital, and Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of June 30, 2025. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Capital. − Asset Value for Mezzanine Lending represents the fair value of the investments. − Asset Value for Cross-Collateralized Mezzanine Lending represents the net equity investment in consolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Asset Value for Joint Venture Equity investments represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties (as applicable). Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Average DSCR and Average Adjusted LTV of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of June 30, 2025. − Average coupon rate of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of June 30, 2025. Slide 22 − BPLs originated over the last 12 months and business purpose loans originated since inception represent the aggregate loan amounts funded through June 30, 2025 during the respective periods. − Broker partners and institutional trading partners represent partners of Constructive since Constructive's inception in 2017. Slide 24 − Amounts represented in the Constructive National Origination Footprint map represent cumulative loan amounts funded from January 1, 2019 through June 30, 2025. − Amounts represented in the Constructive Cumulative Loan Origination Volume chart represent cumulative loan amounts funded since Constructive's inception in 2017 through June 30, 2025. 53

Capital Allocation

At June 30, 2025 (Dollar Amounts in Thousands)	Single-Family [(1)]	Multi-Family	Corporate/Other	Total
Residential loans	$ 4,026,027	$ –	$ –	$ 4,026,027
Consolidated SLST CDOs	(1,031,897)	–	–	(1,031,897)
Investment securities available for sale and TBAs [(2)]	4,979,330	–	140,435	5,119,765
Multi-family loans	–	74,999	–	74,999
Equity investments	–	54,324	37,116	91,440
Equity investments in consolidated multi-family properties [(3)]	–	155,581	–	155,581
Equity investments in disposal group held for sale [(4)]	–	17,386	–	17,386
Single-family rental properties	137,075	–	–	137,075
Mortgage servicing rights	19,449	–	–	19,449
Total Investment Portfolio Carrying Value	**$ 8,129,984**	**$ 302,290**	**$ 177,551**	**$ 8,609,825**
Repurchase agreements and TBA cost basis [(5)]	$ (4,781,837)	$ –	$ (135,658)	$ (4,917,495)
Collateralized debt obligations				
Residential loan securitization CDOs	(2,264,602)	–	–	(2,264,602)
Non-Agency RMBS re-securitization	(68,101)	–	–	(68,101)
Senior unsecured notes	–	–	(236,384)	(236,384)
Subordinated debentures	–	–	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [(6)]	88,510	–	174,666	263,176
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	–	(49,574)	–	(49,574)
Other	136,895	(1,560)	(45,977)	89,358
Net Company Capital Allocated	**$ 1,240,849**	**$ 251,156**	**$ (110,802)**	**$ 1,381,203**
Company Recourse Leverage Ratio [(7)]				**3.8x**
Portfolio Recourse Leverage Ratio [(8)]				**3.6x**

1. The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of June 30, 2025 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $160.9 million.
2. Includes implied fair value of outstanding TBAs of $10.2 million. TBAs are recorded as derivative instruments in the Company's condensed consolidated financial statements. As of June 30, 2025, our TBAs had a net carrying value of $0.1 million reported in other assets on the Company's condensed consolidated balance sheets. The net carrying value represents the difference between the implied fair value of the underlying security in the TBA contract and the price to be paid or received for the underlying security (or cost basis).

NYMT

54

Capital Allocation (continued) 55 3. Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments." 4. Represents the Company's equity investments in multi-family properties that are held for sale in disposal group. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments." 5. Includes repurchase agreements with a carrying value of $4.9 billion and outstanding TBAs with a cost basis of $10.1 million. 6. Excludes cash in the amount of $5.3 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $106.7 million is included in the Company's condensed consolidated balance sheets in other assets. 7. Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures. senior unsecured notes and cost basis of outstanding TBAs divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing amounting to $3.8 million, Consolidated SLST CDOs amounting to $1.0 billion, residential loan securitization CDOs amounting to $2.3 billion, non- Agency RMBS re-securitization CDOs amounting to $68.1 million and mortgages payable on real estate, including mortgages payable on real estate of disposal group held for sale, totaling $453.5 million as they are non-recourse debt. 8. Represents the Company's outstanding recourse repurchase agreement financing and cost basis of outstanding TBAs divided by the Company's total stockholders' equity.

1. Includes the Company's equity investments in unconsolidated multi-family apartment properties. 2. The Company's net equity investment consists of $155.6 million of net equity investments in consolidated multi-family properties and $17.4 million of net equity investments in disposal group held for sale. Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments Dollar Amounts in Thousands Joint Venture Equity (1) Cross- Collateralized Mezzanine Lending Consolidated Mezzanine Lending Investment Total Cash and cash equivalents $ — $ 3,441 $ 500 $ 3,941 Real estate, net — 419,939 53,647 473,586 Assets of disposal group held for sale 111,500 — — 111,500 Other assets — 10,668 4,153 14,821 Total assets $ 111,500 $ 434,048 $ 58,300 $ 603,848 Mortgages payable on real estate, net $ — $ 318,974 $ 45,126 $ 364,100 Liabilities of disposal group held for sale 92,151 — — 92,151 Other liabilities — 7,097 1,780 8,877 Total liabilities $ 92,151 $ 326,071 $ 46,906 $ 465,128 Redeemable non-controlling interest in Consolidated VIEs $ — $ 12,782 $ — $ 12,782 Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value — (49,574) — (49,574) Non-controlling interest in Consolidated VIEs — 6,780 (6,198) 582 Non-controlling interest in disposal group held for sale 1,963 — — 1,963 Net Equity Investment (2) $ 17,386 $ 137,989 $ 17,592 $ 172,967 56 Note: Clerical differences may exist due to rounding.